Exhibit 99.2

SUMMARY OF SCHOOLS AND CAMPUSES TO BE SOLD UNDER THE SALES PLAN

Certain key information regarding each of the schools and campuses included in the Sales Plan is summarized in the following table:

School and Campus Locations	Year School Founded		Date Acquired/ Opened (1)		Principal Curricula (2)	Accreditor (3)		Year of Accreditation Expiration (4)

Brooks College	1970				IT, VC	ACCJC		2010
Brooks College, Long Beach, CA			10/94
Brooks College, Sunnyvale, CA			10/02	*

Lehigh Valley College, Center Valley, PA	1869		10/95		B, HE, IT, VC	ACICS		2009

McIntosh College and Atlantic Culinary Academy, Dover, NH (5)	1896		3/99		B, CA, HE, IT, VC	NEASC		2008

Gibbs College	1911	(7)	5/97		B, HE, IT, VC
Gibbs College, Cranston, RI						ACICS		2009
Gibbs College, Livingston, NJ						ACICS		2007
Gibbs College, Norwalk and Farmington, CT (6)						ACICS		2011
Gibbs College, Vienna, VA						ACICS		2010
Gibbs College of Boston, Inc., a private two-year college, Boston, MA						ACICS		2008
Katharine Gibbs School, Melville, NY						ACICS		2009
Katharine Gibbs School, New York, NY						ACICS		2008
Katharine Gibbs School, Norristown, PA			4/01	*		ACICS	(8)	2008	(8)
Katharine Gibbs School, Piscataway, NJ						ACICS	(9)	2007	(9)

(1)             Represents the date on which the Registrant acquired the school. Start-up campuses opened by the Registrant after the initial school acquisition are marked by an “*.” For start-up campuses, the date opened corresponds to the date on which students first matriculated.

(2)             The Registrant’s schools offer degree and diploma programs within the core curricula of business studies (“B”), culinary arts (“CA”), health education (“HE”), information technology (“IT”), and visual communication and design technology (“VC”). All of the campuses identified in the Sales Plan are degree-granting, with the exception of the Katharine Gibbs School, Piscataway, NJ.

(3)             Key to the accreditation abbreviations used in the table:

a.                 ACICS — Accrediting Council for Independent Colleges and Schools

b.                NEASC — New England Association of Schools and Colleges, Commission on Technical and Career Institutions

c.                 ACCJC — Western Association of Schools and Colleges, Accrediting Commission for Community and Junior Colleges

(4)             Status as of November 1, 2006.

(5)             Atlantic Culinary Academy is an academic division of McIntosh College.

(6)             Gibbs College, Farmington, CT is a satellite campus of Gibbs College, Norwalk, CT. The Registrant defines a satellite campus as a separate location of a main or branch campus that is in reasonable geographic proximity to and is managed by the related main or branch campus.

(7)             Represents the year during which the first Gibbs campus in Providence, RI, was founded.

(8)             The Katharine Gibbs School, Norristown PA, is accredited as a branch campus of the Katharine Gibbs School, New York, NY.

(9)             The Katharine Gibbs School, Piscataway NJ, is accredited as a branch campus of the Gibbs College, Livingston, NJ.